SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 13, 2009
Breeze-Eastern Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7872	95-4062211

(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Liberty Ave, Union, New Jersey	07083

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 688-2440

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 Entry into Material Definitive Agreement.
On May 15, 2009, Breeze-Eastern Corporation (the “Company”) announced that it has entered into a lease agreement with 35 Melanie Lane L.L.C., a Delaware limited liability company, for the relocation of its corporate offices and manufacturing facility to an existing facility located in Whippany, New Jersey. The lease provides for a term of ten years, with two renewal terms of five years each, exercisable at the discretion of the Company. The relocation will require the build out, within the existing structure, of offices and manufacturing space. Other than as respects the new lease agreement, there is no material relationship between the Company and 35 Melanie Lane, L.L.C.
Reference is made to the Company’s press release dated May 15, 2009, a copy of which is attached hereto as Exhibit 99 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired. None
     (b) Pro Forma Financial Information. None
     (c) Shell Company Transactions. Not applicable.
     (d) Exhibits

Exhibit	Description

99	Press Release of the Company dated May 15, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZE-EASTERN CORPORATION
By:	/s/ Gerald C. Harvey
Gerald C. Harvey, Executive Vice President,
General Counsel and Secretary

Date: May 18, 2009

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